Exhibit 10.3

CENTURY COMMUNITIES, INC.

2013 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Century Communities, Inc., a Delaware corporation (the “Company”), hereby grants to [                    ] (the “Holder”) as of [                    ] (the “Grant Date”), pursuant to the terms and conditions of the Century Communities, Inc. 2013 Long-Term Incentive Plan (the “Plan”), [                    ] restricted shares (the “Award”) of the Company’s Common Stock, par value $0.01 per share (collectively, the “Restricted Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2. Rights as a Stockholder. Except as otherwise provided in this Agreement, the Holder shall have, with respect to all of the shares of Restricted Stock, whether vested or unvested, all of the rights of a holder of shares of Common Stock, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of Common Stock upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any shares of Common Stock issued to the Holder as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Committee.

3. Restriction Period and Vesting.

3.1. Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the shares of Restricted Stock subject to the Award shall vest (i) on the first anniversary of the Grant Date with respect to one-third of the number of shares subject thereto on the Grant Date, rounded down to the nearest whole share, (ii) on the second anniversary of the Grant Date with respect to an additional one-third of the number of shares subject thereto on the Grant Date, rounded up to the nearest whole share, and (iii) on the third anniversary of the Grant Date with respect to the remaining shares subject thereto on the Grant Date, provided the Holder remains continuously employed by the Company through the applicable vesting date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2. Change in Control. Upon a Change in Control, the Award shall be subject to Section 5.8 of the Plan.

Exhibit 10.3

3.3. Termination of Employment. If the Holder’s employment terminates prior to the end of the Restriction Period for any reason, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company without any payment to the Holder.

4. Delivery of Certificates.

4.1 Issuance of Stock Certificates and Legends. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing the Restricted Stock shall be registered in the Holder’s name and shall bear the following legends, along with such other legends that the Board or the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

4.2 Stock Powers. The Holder shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become vested pursuant to Section 3. If the Holder shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Holder hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

4.3 Delivery of Stock Certificates. Upon the date on which the shares (or a portion thereof) subject to this Restricted Stock award become vested pursuant to Section 3 hereof, subject to the Company’s right to require payment of any taxes in accordance with

Exhibit 10.3

Section 7.1, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the Holder. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the Securities Laws and/or any applicable stockholders agreement).

4.4 Issuance Without Certificates. If the Company is authorized to issue shares of Common Stock without certificates, then the Company may, in the discretion of the Committee, issue shares of Common Stock pursuant to this Agreement without certificates, in which case any references in this Agreement to certificates shall instead refer to whatever evidence may be issued to reflect the Holder’s ownership of the shares of Common Stock subject to the terms and conditions of this Agreement.

5. Transfer Restrictions and Investment Representation.

5.1. Nontransferability of Award. The shares of Restricted Stock, whether vested or unvested, may not be transferred by the Holder other than by will or the laws of descent and distribution, pursuant to the designation of one or more beneficiaries on the form prescribed by the Company, a trust or entity established by the Holder for estate planning purposes, a charitable organization designated by the Holder or pursuant to a qualified domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence, the shares of Restricted Stock, whether vested or unvested, may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the shares of Restricted Stock, whether vested or unvested, the shares of Restricted Stock, whether vested or unvested, and all rights hereunder shall immediately become null and void.

5.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

Exhibit 10.3

6. Section 83(b) Election. The Holder may elect, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value (as of the Grant Date) of the shares of Restricted Stock pursuant to Section 83(b) of the Code (the “Section 83(b) Election”). If the Holder properly makes the Section 83(b) Election, the Holder shall provide a copy of the statement making the Section 83(b) Election to the Company on or before the date on which the statement making the Section 83(b) Election is filed with the Internal Revenue Service and the Holder shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock pursuant to Section 7.1 below. If the Holder shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any shares of Restricted Stock that otherwise would be issued to the Holder under this Agreement) otherwise due to the Holder any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock.

7. Additional Terms and Conditions of Award.

7.1. Withholding Taxes.

(a) The Company shall have the right to require, prior to the delivery of any shares of Common Stock upon the vesting of the Award, or if earlier, at the time the Holder properly makes the Section 83(b) Election, payment by the Holder of such Award of any federal, state, local, foreign or other taxes which may be required to be withheld or paid in connection with such Award (the “Required Tax Payments”).

(c) The Holder may satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered or an amount of cash which would otherwise be payable to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.

7.2. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or

Exhibit 10.3

partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

7.3. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

7.4. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

7.5. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

7.6. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

7.7. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Century Communities, Inc., Attn: Chief Financial Officer, 8390 E. Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

Exhibit 10.3

7.8. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.9. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 5.8 relating to a Change in Control, and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

7.10. Entire Agreement. The Plan is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

7.11. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

7.12. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

7.13. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

7.14. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

7.15. No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Holder or any other person. To the extent that the Holder or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

Exhibit 10.3

7.16. Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

CENTURY COMMUNITIES, INC.

By:
Dale Francescon
Co-Chief Executive Officer

Accepted this day of , 20

[Name]

CENTURY COMMUNITIES, INC.

SIGNATURE PAGE TO RESTRICTED STOCK AWARD AGREEMENT